Exhibit 10.6

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into as of February 2, 2016 by and between Midland States Bancorp, Inc. (the “Company”), Midland States Bank, an Illinois banking corporation (the “Bank”) (the Bank and the Company hereinafter collectively referred to as the “Employer”), and Jeffrey Ludwig (“Executive”).

RECITALS

A.            The Executive is currently employed as the Executive Vice President and Chief Financial Officer of the Company and the Bank and has entered into an Employment Agreement with the Company and the Bank, dated as of December 1, 2010 (the “Employment Agreement”).

B.            The Chief Executive Officer of the Bank has recommended, and the Board of Directors of the Bank has approved, the promotion of Executive to the position of President of the Bank.

C.            This Amendment is intended to reflect the Executive’s promotion from Executive Vice President of the Bank to President of the Bank, with all other positions held by the Executive at the Company and the Bank remaining unchanged.

AGREEMENTS

1.              The references in Section 3 of the Employment Agreement to Executive’s position as Executive Vice President of the Bank are hereby amended to “President.”

2.              The reference in Section 4(b) of the Employment Agreement to a target Incentive Bonus of not less than “forty percent (40%)” are hereby amended to “forty-five percent (45%).”

In all other respects the Employment Agreement shall remain fully in force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the Effective Date.

MIDLAND STATES BANCORP, INC.		JEFFREY LUDWIG

By:	/s/ Leon Holschbach	/s/ Jeffrey Ludwig
Name:	Leon Holschbach
Its:	President & CEO

MIDLAND STATES BANK

By:	/s/ Leon Holschbach
Name:	Leon Holschbach
Its:	CEO